                                                                    EXHIBIT 99.1



2001 OUTLOOK - REVISED                                            [VERIZON LOGO]
REVENUE GROWTH TARGETS
ADJUSTED FOR WIRELESS JV

                   '00 ACTUAL

TELECOM            $43.3B          1.0% - 1.5%
WIRELESS           $15.4B          **
INFO SVCS          $ 4.1B          4% - 5%
INTERNATIONAL      $ 2.0B          23% - 25%
CONSOLIDATED       $64.6B          5% - 6%

** 2001 targeted growth rate not available due to quiet period restrictions.

2001 OUTLOOK                                                      [VERIZON LOGO]
EXPENSE TARGETS
ADJUSTED FOR WIRELESS JV

                   '00 ACTUAL

TELECOM            $33.3B          (.5%) TO 1%
WIRELESS           $13.6B          **
INFO SVCS          $ 2.1B          (.5%) TO FLAT
INTERNATIONAL      $ 1.7B          26% - 28%
CONSOLIDATED       $50.1B          3% - 4%

** 2001 targeted growth rate not available due to quiet period restrictions.

2001 OUTLOOK                                                      [VERIZON LOGO]
OPERATING INCOME GROWTH TARGETS
ADJUSTED FOR WIRELESS JV

                   '00 ACTUAL

TELECOM            $10.1B          5% - 6%
WIRELESS           $ 1.8B          **
INFO SVCS          $ 2.0B          8% - 9%
INTERNATIONAL      $  .3B          6% - 7%
CONSOLIDATED       $14.5B          9% - 10%



** 2001 targeted growth rate not available due to quiet period restrictions.